UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2009 (September 30, 2009)
HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Avenue, Suite 700, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The information provided in Item 2.03 below is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On September 30, 2009, Healthcare Realty Trust Incorporated (the “Company”), entered into an amended and restated unsecured revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC and Calyon Securities LLC, as Joint Lead Arrangers and Joint Book Runners, and the following additional lenders: JPMorgan Chase Bank, N.A; Regions Bank; Wachovia Bank; UBS Loan Finance LLC; Barclays Bank PLC; Fifth Third Bank; SunTrust Bank; Bank of Montreal; Bank of Nova Scotia; State Bank of India; Compass Bank; Pinnacle National Bank; Chang Hwa Commercial Bank, Ltd., Los Angeles Branch; and Avenue Bank. The Credit Facility amends and restates the Company’s former credit facility due 2010 (the “Former Credit Facility”), under which Bank of America, N.A., served as administrative agent for the lenders.
     The Credit Facility is an unsecured, $550 million, three-year revolving credit facility with sublimits for standby letters of credit and swingline loans. The Credit Facility matures on September 30, 2012. Amounts outstanding under the Former Credit Facility, totaling approximately $368 million, were repaid in full with proceeds from the new facility.
     Loans outstanding under the Credit Facility will bear interest at a rate equal to (x) LIBOR or the base rate (defined as the highest of (i) the Federal Funds Rate plus 0.5%; (ii) the Bank of America prime rate and (iii) LIBOR) plus (y) a margin ranging from 2.15% to 3.20% (currently 2.80%) for LIBOR based loans and 0.90% to 1.95% for base rate loans (currently 1.55%), based upon the Company’s unsecured debt ratings. In addition, the Company pays a facility fee per annum on the aggregate amount of commitments. The facility fee is 0.40% per annum, unless the Company’s credit rating falls below a BBB-/Baa3, at which point the facility fee would be 0.50%.
     The Credit Facility contains covenants that are customary for agreements of this type. These covenants include, among others: a limitation on the incurrence of additional indebtedness; a limitation on mergers, investments, acquisitions, redemptions of capital stock and transactions with affiliates; and maintenance of specified financial ratios.
     The Credit Facility contains customary provisions relating to events of default for agreements of this type. The nonpayment of any outstanding principal, interest, fees or amounts due under the Credit Facility and the failure to perform or observe covenants in the loan documents, among other things, would constitute events of default under the Credit Facility.
Item 9.01 Financial Statements and Exhibits
          99.1 Press release, dated September 30, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: September 30, 2009